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                                   Exhibit 5.1

                               Opinion of Counsel

                       [FOLEY, HOAG & ELIOT LLP LETTERHEAD]



                                November 24, 1997



Progress Software Corporation
14 Oak Park
Bedford, MA 01730

Ladies and Gentlemen:

      We have acted as counsel for Progress Software Corporation, a Massachusetts corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") relating to the offering of up to 25,596 shares (the "Shares") of the Company's common stock, $.01 par value ("Common Stock"), issued to the selling stockholders named in the Registration Statement in exchange for shares of common stock, $.01 par value per share of Apptivity Corporation, a California corporation ("Apptivity"), which were issued to the selling stockholders when they were employees, directors and consultants of Apptivity as a benefit incident to their employment by or services to Apptivity.

      In arriving at the opinions expressed below, we have examined and relied on the following documents:

      (i)     the Registration Statement;

      (ii) the Agreement and Plan of Merger among the Company, Apptivity and certain other parties pursuant to which the Shares were issued to the selling stockholders;

      (iii) the Restated Articles of Organization of the Company, as amended as of the date hereof;

      (iv)    the By-Laws of the Company, as amended as of the date hereof; and

      (v) the records of meetings and consents of the Board of Directors and stockholders of the Company provided to us by the Company.


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In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such other records, documents and instruments of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

      We express no opinion other than as to the laws of The Commonwealth of Massachusetts.

      Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

      We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                      Very truly yours,

                                      FOLEY, HOAG & ELIOT LLP


                                      By /s/ Robert W. Sweet, Jr.
                                         ----------------------------
                                         A Partner